Exhibit 99.1

RUBICON TECHNOLOGY, INC.

ADOPTS A STOCKHOLDER RIGHTS PLAN TO

PROTECT THE VALUE OF ITS NET OPERATING LOSSES

Bensenville, IL, December 18, 2017 — Rubicon Technology, Inc. (NASDAQ: RBCN) announced today that its Board of Directors has adopted a stockholder rights plan in the form of a Section 382 Rights Agreement designed to preserve its substantial tax assets.

As of December 31, 2016, Rubicon had federal and state net operating loss (“NOLs”) carryforwards of approximately $148 million and $180 million, respectively, which could be used in certain circumstances to offset Rubicon’s future taxable income or otherwise payable taxes and therefore reduce its federal and state income tax liabilities. Rubicon’s plan is similar to plans adopted by numerous other public companies with significant net operating loss carryforwards.

Rubicon’s ability to use NOLs would be substantially limited in the event of an “ownership change” under Section 382 of the Internal Revenue Code and related U.S. Treasury regulations. In general, an ownership change would occur if Rubicon’s stockholders who own, or are deemed to own, 5% or more of Rubicon’s common stock increase their collective ownership in Rubicon by more than 50% over a rolling three-year period. The stockholder rights plan is intended to reduce the likelihood of an unintended ownership change occurring through the buying of Rubicon common stock and is not meant to be an anti-takeover measure.

As part of the plan, on December 18, 2017, Rubicon’s Board declared a dividend of one preferred-share-purchase-right for each share of Rubicon common stock outstanding as of January 2, 2018. Effective today, if any person or group acquires 4.9% or more of the outstanding shares of Rubicon common stock, or if a person or group that already owns 4.9% or more of Rubicon common stock acquires additional shares representing 0.5% or more of the outstanding shares of Rubicon common stock, then, subject to certain exceptions, there would be a triggering event under the plan. The rights would then separate from the Rubicon common stock and would be adjusted to become exercisable to purchase shares of Rubicon common stock having a market value equal to twice the exercise price, resulting in significant dilution in the ownership interest of the acquiring person or group.

Rubicon’s Board has the discretion to exempt any acquisition of Rubicon common stock from the provisions of the plan if it determines that doing so would not jeopardize or endanger Rubicon’s use of its tax assets. Rubicon’s Board also has the ability to terminate the plan prior to a triggering event, including but not limited to in connection with a transaction, if it determines that doing so would be in the best interests of Rubicon’s stockholders.

The rights issued under the plan will expire on December 18, 2020. The rights may also expire on an earlier date if certain events occur, as described more fully in the Section 382 Rights Agreement that Rubicon will file with the Securities and Exchange Commission.

The issuance of the rights is not a taxable event and will not affect Rubicon’s reported financial conditions or results of operations (including earnings per share). Rubicon’s stockholders do not have to take any action to receive their rights under the plan, and no separate rights certificates will be distributed until after the rights become exercisable.

Additional information regarding the rights agreement is included in the Current Report on Form 8-K and the Registration Statement on Form 8-A filed today by the Company with the Securities and Exchange Commission. In addition, Rubicon stockholders of record as of January 2, 2018 will be sent a summary of the rights.

Forward-Looking Statements

Some statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially therefrom.  These statements may contain words such as “desires,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “seeks,” “explores” or similar expressions.  These statements are not guarantees of Rubicon’s future performance and are subject to risks, uncertainties and other important factors that could cause actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements.  Such statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts, including but not limited to statements regarding the value, treatment and utilization of Rubicon’s NOLs, Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2016 Annual Report on Form 10-K filed with the SEC on March 16, 2017 and the reports subsequently filed by the Company with the SEC.  The Company intends that the forward-looking statements included herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements.  The Company disclaims any obligation to update forward-looking statements.